                                  EXHIBIT 99.2

                        RESTATEMENT OF QUARTERLY PERIODS

                          ENDED JUNE 30, 1997 AND 1996

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     JUNE 30,           DECEMBER 31,
                                                        1997              1996
                                                  ---------------    ---------------
ASSETS
Current assets
   Cash and cash equivalents                      $       791,001    $       633,903
   Marketable securities                                  473,501             94,200
   Receivables, net                                     1,409,026          1,290,625
   Other current assets                                   581,973            510,865
                                                  ---------------    ---------------

Total current assets                                    3,255,501          2,529,593
                                                  ---------------    ---------------

   Deferred membership acquisition costs                  382,081            401,564
   Franchise agreements, net                              948,753            995,947
   Goodwill, net                                        1,868,438          2,302,226
   Other intangibles, net                               1,192,028            636,230
   Other assets                                         1,180,159            993,574
                                                  ---------------    ---------------

Total assets exclusive of assets under programs         8,826,960          7,859,134
                                                  ---------------    ---------------

Assets under management and mortgage programs
   Net investment in leases and leased vehicles         3,643,601          3,418,666
   Relocation receivables                                 579,575            773,326
   Mortgage loans held for sale                           820,615          1,248,299
   Mortgage servicing rights and fees                     272,042            288,943
                                                  ---------------    ---------------
                                                        5,315,833          5,729,234
                                                  ---------------    ---------------

TOTAL ASSETS                                      $    14,142,793    $    13,588,368
                                                  ===============    ===============









   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                                                            JUNE 30,          DECEMBER 31,
                                                                                              1997               1996
                                                                                         ----------------   ---------------
LIABILITIES AND SHAREHOLDERS' EQUITY
   Accounts payable, accrued expenses and other
     current liabilities                                                                 $     1,768,450    $     1,664,946
                                                                                         ---------------    ---------------

   Deferred income                                                                               944,149          1,099,393
   Long-term debt                                                                              1,928,394          1,004,584
   Other noncurrent liabilities                                                                  131,684            124,885
                                                                                         ---------------    ---------------

Total liabilities exclusive of liabilities under programs                                      4,772,677          3,893,808
                                                                                         ---------------    ---------------

Liabilities under management and mortgage programs
   Debt                                                                                        4,776,153          5,089,943
   Deferred income taxes                                                                         301,200            281,948
                                                                                         ---------------    ---------------

                                                                                               5,077,353          5,371,891
                                                                                         ---------------    ---------------

Commitments and contingencies

SHAREHOLDERS' EQUITY
   Preferred stock, $1.00 par value - authorized 10 million shares;
     none issued and outstanding                                                                      --                 --
   Common stock, $.01 par value - authorized 2 billion shares;
     issued 818,401,590 and 804,655,850 shares, respectively                                       8,184              8,047
   Additional paid-in capital                                                                  2,939,075          2,870,422
   Retained earnings                                                                           1,642,188          1,556,300
   Net unrealized gain on marketable securities                                                      --               4,334
   Currency translation adjustment                                                               (21,064)           (12,452)
   Restricted stock, deferred compensation                                                       (27,714)           (28,212)
   Treasury stock, at cost (13,587,712 and 6,911,757 shares, respectively)                      (247,906)           (75,770)
                                                                                         ----------------   -----------------

Total shareholders' equity                                                                     4,292,763          4,322,669
                                                                                         ---------------    ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                               $    14,142,793    $    13,588,368
                                                                                         ===============    ===============




   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
                                                       -----------------------------    -----------------------------
                                                            1997           1996             1997           1996
                                                       --------------    -----------    -------------   -------------
REVENUES
   Membership and service fees, net                    $  1,084,475    $     764,972    $   2,015,473   $   1,427,975
   Fleet leasing (net of depreciation and
     interest costs of $298,200, $272,871,
     $584,275 and $555,994, respectively)                    65,786           62,822          146,581         133,770
   Other                                                    150,252          107,845          296,657         195,305
                                                       ------------    -------------    -------------     -----------
Net revenues                                              1,300,513          935,639        2,458,711       1,757,050
                                                       ------------    -------------    -------------     -----------

EXPENSES
   Operating                                                438,541          334,446          853,356         640,965
   Marketing and reservation                                315,756          254,044          602,449         493,379
   General and administrative                               112,984           94,423          218,217         171,954
   Merger and related costs and other
     unusual charges                                        303,000           28,635          303,000          28,635
   Depreciation and amortization                             59,422           37,402          120,359          69,626
   Interest, net                                             15,957            7,259           28,358          14,761
                                                       ------------    -------------    -------------     -----------
Total expenses                                            1,245,660          756,209        2,125,739       1,419,320
                                                       ------------    -------------    -------------     -----------

Income before income taxes                                   54,853          179,430          332,972         337,730
Provision for income taxes                                   68,290           78,366          180,540         140,692
                                                       ------------    -------------    -------------   -------------
Net income (loss)                                      $     (13,437)  $     101,064    $     152,432   $     197,038
                                                       ==============  =============    =============   =============


PER SHARE INFORMATION
Net income (loss) per share
   Primary                                             $       (0.02)  $        0.13    $        0.18     $      0.25
                                                       ==============  =============    =============     ===========
   Fully diluted                                       $       (0.02)  $        0.13    $        0.18     $      0.25
                                                       ==============  =============    =============     ===========


Weighted average common and common
   equivalent shares outstanding
       Primary                                                804,246        797,678          875,496         784,106
       Fully diluted                                          804,246        803,484          878,391         792,694

   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                      -------------------------------
                                                                                           1997              1996
                                                                                      -------------     -------------
OPERATING ACTIVITIES:
   Net income                                                                         $    152,432      $    197,038
   Merger related charge                                                                   303,000                --
   Merger related payments                                                                (132,500)               --
   Depreciation and amortization                                                           107,033            53,219
   Increase (decrease) from changes in
     assets under management programs:
     Depreciation and amortization under management
         and mortgage programs                                                             531,646           483,578
     Mortgage loans held for sale                                                          427,684          (351,657)
   Other                                                                                  (224,306)           39,407
                                                                                      -------------     ------------
     Net cash provided by operating activities                                           1,164,989           421,585
                                                                                      -------------     ------------

INVESTING ACTIVITIES:
   Assets under management and mortgage programs:
     Investment in leases and leased vehicles                                           (1,179,905)         (936,225)
     Payments received on investment in leases and leased vehicles                         437,239           339,680
     Equity advances on homes under management                                          (2,136,739)       (1,415,655)
     Repayment of advances on homes under management                                     2,203,671         1,498,277
     Additions to originated mortgage servicing rights                                     (85,995)          (89,872)
     Proceeds from sales of mortgage servicing rights                                       29,134             7,113

   Property and equipment additions                                                        (61,676)          (51,087)
   Loans and investments                                                                   (16,325)          (10,000)
   Proceeds from sales of marketable securities                                             60,260            75,460
   Purchases of marketable securities                                                     (458,088)          (66,947)
   Due to Avis Rent A Car, Inc.                                                            (47,285)               --
   Net assets acquired, exclusive of cash acquired                                        (344,030)       (1,004,137)
   Other                                                                                    40,199            35,099
                                                                                        ----------      ------------
     Net cash used in investing activities                                              (1,559,540)       (1,618,294)
                                                                                        -----------     -------------

FINANCING ACTIVITIES:
   Proceeds from borrowings                                                              1,284,196         1,073,675
   Principal payments on borrowings                                                     (1,174,217)         (612,144)
   Net proceeds from issuance of convertible notes                                         566,083                --
   Redemption of series A preferred stock                                                       --           (80,000)
   Net change in short-term borrowings under management and mortgage programs              (54,948)           78,958
   Issuance of common stock, net                                                            66,778         1,182,454
   Purchases of common stock                                                              (171,318)               --
   Stock option plan transactions                                                           22,014             7,074
   Payment of dividends of pooled entities                                                  (6,644)          (14,556)
                                                                                        -----------     -------------
     Net cash provided by financing activities                                             531,944         1,635,461
                                                                                        -----------      -----------

Effect of changes in exchange rates on cash and cash equivalents                            19,705            (3,003)
                                                                                        -----------      ------------

Net increase in cash and cash equivalents                                                  157,098           435,749
Cash and cash equivalents, beginning of period                                             633,903           355,959
                                                                                        -----------     ------------
Cash and cash equivalents, end of period                                                $  791,001      $    791,708
                                                                                        ===========     ============

   See accompanying notes to supplemental consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



1.   BASIS OF PRESENTATION

       The supplemental consolidated balance sheet of Cendant Corporation and subsidiaries, formerly CUC International Inc. (the "Company"), as of June 30, 1997, the supplemental consolidated statements of income for the three and six months ended June 30, 1997 and 1996, and the supplemental consolidated statements of cash flows for the six months ended June 30, 1997 and 1996, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included. There were no adjustments of an unusual nature recorded during the three and six months ended June 30, 1997 and 1996, except for a one-time charge of $303.0 million ($227.0 million after tax), recorded in the second quarter of 1997 representing merger and related costs incurred in connection with the merger of HFS Incorporated ("HFS") with PHH Corporation ("PHH") and a non-recurring charge of $28.6 million ($25.1 million after tax), recorded in the second quarter of 1996, representing merger and related costs incurred in connection with the 1996 mergers of the Company with Davidson & Associates, Inc. ("Davidson") and Sierra-On-Line, Inc. ("Sierra") (See Note 3) and a $5.0 million restructuring charge recorded in June 1996, related primarily to the contribution of owned Coldwell Banker brokerage offices to an independent trust.

       The accompanying supplemental consolidated financial statements include the accounts and transactions of the Company and all wholly-owned and majority owned subsidiaries and joint ventures, except for the Company's ownership of Avis Rent A Car, Inc. ("ARAC"), which is accounted for under the equity method (See Note 5). The accompanying supplemental consolidated financial statements have been restated for the business combinations accounted for as poolings of interests (See Note 2) as if such combined companies had operated as one entity since inception. All material intercompany balances and transactions have been eliminated in consolidation. These supplemental consolidated financial statements will become the Company's primary historical financial statements for the periods presented.

       The accompanying supplemental consolidated financial statements and notes thereto are presented in accordance with interim financial reporting requirements as required by Form 10-Q and do not include all of the information and the notes required by generally accepted accounting principles for complete financial statements. The December 31, 1996 supplemental consolidated balance sheet was derived from the Company's audited supplemental consolidated financial statements. For further information, refer to the audited supplemental consolidated financial statements and notes thereto included herein as Exhibit 99.1 in this Form 8-K. Interim results are not necessarily indicative of results for a full year.

       Certain reclassifications have been made to the historical financial statements of the pooled companies to conform to the restated presentation.

2.   BUSINESS COMBINATIONS

     1997 POOLINGS

       On December 17, 1997, the Company completed a merger with HFS Incorporated ("HFS") (the "Cendant Merger") by issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received 2.4031 shares of Company common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, the Company changed its name from CUC International Inc. to Cendant Corporation.

       In connection with the Cendant Merger, the Company changed its fiscal year end from January 31 to December 31. HFS has a calendar year end and the Company has only recalendarized its 1997 results. Accordingly, the HFS statements of income for the three and six months ended June 30, 1997 and 1996 have been combined with the Company's statements of income for the three and six months ended June 30, 1997 and July 31, 1996, respectively.

       On October 3,1997, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag") pursuant to the terms of a share purchase agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo Mag and other parties thereto. The purchase price of approximately $440.0 million was satisfied by the issuance of 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of classified advertising information.

       On April 30, 1997, prior to being merged with and into the Company, HFS acquired PHH by merger (the "HFS/PHH Merger") which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and fleet management services. In connection with the HFS/PHH Merger, PHH changed its fiscal year end from April 30 to December 30.

       During February 1997, the Company acquired substantially all of the assets and assumed specific liabilities of Numa Corporation ("Numa") for $73.5 million. The purchase price was satisfied by the issuance of 3.4 million shares of Company common stock. Numa publishes personalized heritage publications and markets and sells personalized merchandise.

       The following table presents the historical results of the Company and the respective pooled entities for the last complete periods prior to their respective mergers ($000's):

                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30,                      JUNE 30,
                                               ----------------------------  -----------------------------
                                                    1997           1996           1997            1996
                                               -------------  -------------  -------------   -------------
     Net revenues
         The Company                           $     666,586  $     555,744  $   1,265,530   $   1,071,223
         HFS (inclusive of PHH)                      579,620        345,317      1,099,597         623,044
         Hebdo Mag                                    54,307         34,578         93,584          62,783
                                               -------------  -------------  -------------   -------------
                                               $   1,300,513  $     935,639  $   2,458,711   $   1,757,050
                                               =============  =============  =============   =============




                                                                             77

                                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                               ----------------------------  -----------------------------
                                                  1997          1996             1997          1996
                                               -------------  -------------  -------------   -------------
     Net income (loss)
         The Company                           $     90,905   $      40,461  $    164,529    $      92,582
         HFS (inclusive of PHH)                    (106,449)         59,939       (15,344)         103,617
         Hebdo Mag                                    2,107             664         3,247              839
                                               -------------  -------------  -------------   -------------
                                               $    (13,437)  $     101,064  $    152,432    $     197,038
                                               =============  =============  =============   =============

         The following table presents the historical results of HFS and PHH for the periods prior to the HFS/PHH Merger ($000's):

                                                   THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                     MARCH 31, 1997                     JUNE 30, 1996
                                                  --------------------              ---------------------
     Net revenues
         HFS                                         $     347,962                      $     300,403
         PHH                                               177,923                            322,641
                                                     -------------                      -------------
            Total                                    $     525,885                      $     623,044
                                                     =============                      =============

     Net income
         HFS                                         $      58,940                      $      61,619
         PHH                                                32,164                             41,998
                                                     -------------                      -------------
            Total                                    $      91,104                      $     103,617
                                                     =============                      =============


     PURCHASE BUSINESS COMBINATIONS

       During the six months ended June 30, 1997, the Company acquired certain entities for an aggregate purchase price of $49.0 million, satisfied by the payment of $11.2 million in cash and the issuance of 1.5 million shares of Company common stock. The goodwill resulting from these acquisitions aggregated $68.8 million. These acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the results of operations have been included in the consolidated results of operations from the respective dates of acquisitions. The results of operations for the periods prior to the respective dates of acquisition were not significant to the Company's operations.

3.   MERGER AND RELATED COSTS AND OTHER UNUSUAL CHARGES

     PHH MERGER CHARGE

       HFS recorded a one-time merger and related charge (the "PHH Merger Charge") of $303.0 million ($227.0 million, after tax) during the second quarter of 1997 in connection with the HFS/PHH Merger. Excluding the PHH Merger Charge, net income was $213.6 million and $379.4 million for the three and six months ended June 30, 1997, respectively. The PHH Merger Charge is summarized by type as follows (in millions):

              Personnel related           $     142.4
              Professional fees                  36.8
              Business terminations              44.7
              Facility related                   57.1
              Other costs                        22.0
                                          -----------
              Total                       $     303.0
                                          ===========

       Personnel related charges are comprised of costs incurred in connection with employee reductions associated with the combination of HFS's relocation service business and the consolidation of corporate activities. Personnel related charges include termination benefits such as severance, medical and other benefits. Also included in personnel related charges are supplemental retirement benefits resulting from the change of control. Several grantor trusts were established and funded by HFS to pay such benefits in accordance with the terms of the HFS/PHH merger agreement. Full implementation of the restructuring plan will result in the termination of approximately 500 employees substantially all of whom are located in North America, of which 126 employees were terminated as of June 30, 1997. Professional fees are primarily comprised of investment banking, accounting and legal fees incurred in connection with the HFS/PHH Merger. Business termination charges relate to the exit from certain activities associated with fleet management, mortgage services and ancillary operations. Facility related expenses include costs associated with contract and lease terminations, asset disposals and other charges incurred in connection with the consolidation and closure of excess space.

       The Company anticipates that approximately $236.0 million will be paid in cash in connection with the PHH Merger Charge of which $132.5 million was paid through June 30, 1997. The remaining cash portion of the PHH Merger Charge will be financed through cash generated from operations and borrowings under the Company's revolving credit facilities. It is currently anticipated that the restructuring plan will be completed during the first quarter of 1998. Revenue and operating results from activities that will not be continued are not material to the results of operations of the Company.

     1996 POOLINGS

       Principally in connection with the Company's 1996 acquisitions of Davidson, Sierra and Ideon Group, Inc. ("Ideon"), which were accounted for as poolings of interests, the Company recorded a non-recurring charge of approximately $179.9 million ($118.7 million, after tax) for the year ended December 31, 1996. Such charge is comprised of transaction costs, exit costs and a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. As of June 30, 1997, such charges amounted to $125.9 million.

4.   PRO FORMA INFORMATION

       The following table reflects the unaudited operating results of the Company for the six months ended June 30, 1996 on a pro forma basis, which gives effect to HFS's 1996 acquisitions, accounted for under the purchase method of accounting as if they occurred on January 1, 1996.

         Net revenues                                         $   2,097,948
         Net income                                                 262,690

         Net income per share (fully diluted)                 $        0.31

5.   INVESTMENT IN ARAC

         Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method. Summarized financial information for ARAC is as follows ($000's):

                             AVIS RENT A CAR, INC.


         Balance sheet data:           JUNE 30, 1997    DECEMBER 31, 1996
                                      --------------    -----------------
              Vehicles                $    2,312,109        $   2,243,492
              Total assets                 3,029,073            3,131,357
              Debt                         2,183,769            2,295,474
              Total liabilities            2,941,987            3,054,817
              Shareholders' equity            87,086               76,540

                                        THREE MONTHS        SIX MONTHS
                                           ENDED               ENDED
         Statement of income data:     JUNE 30, 1997        JUNE 30, 1997
                                      --------------        -------------
              Revenues                $      489,633        $     945,647
              Income before provision
                for income taxes              17,374               24,360
              Net income                       9,733               13,106


6.   SOFTWARE RESEARCH AND DEVELOPMENT COSTS AND COSTS OF SOFTWARE REVENUE

     Software research and development costs are included in operating expenses and aggregated $26.6 million and $15.3 million for the three months ended June 30, 1997 and 1996, respectively, and $49.7 million and $30.2 million for the six months ended June 30, 1997 and 1996, respectively. Software net revenue included in Other was $174.0 million and $129.1 million for the six months ended June 30, 1997 and 1996, respectively. Costs of software revenue are included in operating expenses and aggregated $28.3 million and $21.1 million for the three months ended June 30, 1997 and 1996, respectively, and $55.4 million and $45.9 million for the six months ended June 30, 1997 and 1996, respectively.

7.   ISSUANCE OF 3% CONVERTIBLE SUBORDINATED NOTES

         On February 11, 1997, the Company issued $550.0 million in principal amount of 3% Convertible Subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company. Issuance costs are being amortized on a straight-line basis over five years.

8.   SHAREHOLDERS' EQUITY

     A.  AUTHORIZED SHARES

         In conjunction with the Cendant Merger effective on December 17, 1997, the Company's shareholders approved an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively. The Company has never issued shares of preferred stock.

     B.  TREASURY PURCHASES

         In January 1997, HFS's Board of Directors authorized the purchase of
     6.2 million equivalent shares of Company common stock to satisfy stock option exercises and conversions of convertible debt securities and to fund future acquisitions. The Company acquired approximately 6.2 million equivalent treasury shares in January and February 1997 for $179.4 million with revolving credit borrowings.

9.   CONTINGENCIES - IDEON

         On June 13, 1997, the Company entered into an agreement (the "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon. The Agreement calls for the dismissal with prejudice of certain outstanding litigation matters between Peter Halmos and certain of the Company's subsidiaries and the payment to Peter Halmos, over a six-year period, of $70.5 million. Specifically, the Agreement requires that the Company pay Peter Halmos one up-front payment of $13.5 million and six subsequent annual payments of $9.5 million each. For additional disclosure, see Footnote 13 --Commitments and Contingencies to Exhibit 99.1 -- Supplemental Consolidated Financial Statements.